UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2011

CENTERPOINT ENERGY, INC.

(Exact name of registrant as specified in its charter)

Texas	1-31447	74-0694415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 Louisiana Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 207-1111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.03.	MATERIAL MODIFICATIONS TO RIGHTS OF SECURITY HOLDERS.

On December 31, 2011, the Rights Agreement between CenterPoint Energy, Inc. (the “Company”) and JPMorgan Chase Bank, as Rights Agent, dated as of January 1, 2002 (the “Rights Agreement”), and the rights issued thereunder, expired by their terms. As a result, the shares of the Company’s common stock, $0.01 par value per share, are no longer accompanied by a right to purchase, under certain circumstances, Series A Preferred Stock, without par value, of the Company. No shares of Series A Preferred Stock were outstanding or had been issued.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERPOINT ENERGY, INC.

Date: January 4, 2012	By:	/s/ Christopher J. Arntzen
Christopher J. Arntzen Vice President, Deputy General Counsel and Assistant Corporate Secretary